UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 6, 2009

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2009, the Board of Directors of Paladin Realty Income Properties, Inc. (the “Company”) adopted and approved an amendment to the Company’s Share Redemption Program (the “Share Redemption Program”). Consistent with guidance from the Securities and Exchange Commission and industry standards, the amendment provides that the Company will limit the number of shares redeemed pursuant to the Share Redemption Program during any calendar year, to no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. As a result of the amendment to the Share Redemption Program, it is likely that the Company will not be able to accept all of the share redemption requests submitted for redemption this year.

The amended Share Redemption Program will supersede and replace the current Share Redemption Program 30 days after the Company provides notice of the amendment to stockholders, or June 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: May 7, 2009	By:	/s/ Whitney A. Greaves
Whitney A. Greaves Chief Executive Officer and President